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                                                                    Exhibit 3.13





                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
                         ROOM 308 NORTH OFFICE BUILDING
                                  P.O. BOX 8722
                           HARRISBURG, PA 17105-8722



WERNER MANAGEMENT CO.




     THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA. IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, CALL (717) 787-1057.












                                           ENTITY NUMBER:     2613163
                                        MICROFILM NUMBER:     09479
                                                              1685 - 1686




CAPITOL PARALEGAL SERVICES
COUNTER

                                    9479-1685
                          COMMON WEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU


                 Filed In The Department Of State On Dec 20 1994
                               /s/ Robert M. Grant
                 -----------------------------------------------
                          Secretary Of The Commonwealth

2613163
ARTICLES OF INCORPORATION
DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa. C.S. Section 1306 (relating to articles of incorporation), the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:


               1.   The name of the corporation is

                              WERNER MANAGEMENT CO.



               2.   The address of its registered office in this Commonwealth is


                              93 Werner Road
                              Greenville, PA 16125

               3. The corporation is incorporated under the Pennsylvania Business Corporation Law of 1988 (15 Pa. C.S. Section 1101 et seq.), as the same may be amended.


               4. The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, no par value.


               5.   The name and address of the incorporator is as follows:

                                 Wendy A. Meikle
                                     Suite A
                               109 WOODFIELD Drive
                              Greenville, PA 16125



                                     DEC 20
                             PA DEPARTMENT OF STATE



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                                  9479-1686


               6. To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.


               7. The effective date of this filing shall be 12:01 a.m., January 1, 1995.



     IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 19th day of December, 1994.



                                        /s/ Wendy A. Meikle
                                        -------------------------------
                                        Wendy A. Meikle
                                        Sole Incorporator